CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of UraniumCore Company of our audit report dated November 13, 2005 to the financial statements of UraniumCore Company (fka OCG Technology, Inc.) included in its Form 10-KSB/A for the year ended June 30, 2006, filed with the Securities and Exchange Commission on October 20, 2006.

November 14, 2006

/s/Moore & Associates
Moore & Associates, PC